Exhibit 99.1

October 25, 2007
7:00 AM ET

ARROWHEAD RESEARCH CORPORATION INJECTS CAPITAL INTO

SUBSIDIARY TEGO BIOSCIENCES CORPORATION

PASADENA, Calif.—October 25, 2007—Arrowhead Research Corporation (Nasdaq: ARWR), announced today that it has provided $2.4 million in additional capital to wholly-owned subsidiary, Tego Biosciences Corporation. Tego is developing and commercializing therapeutics and other products based on the antioxidant properties of modified fullerenes. Dr. Russ Lebovitz has been appointed CEO to chart the strategic direction and guide the operations of the new nano-biotechnology company. Dr. Lebovitz served previously as CEO of C Sixty, Inc., the company that pioneered the technology now owned by Tego.

“We are pleased to welcome Russ to Tego and the Arrowhead family,” said R. Bruce Stewart, Arrowhead’s Chairman. “His unique blend of business and technical skill, coupled with his intimate knowledge of Tego’s technology and the field of fullerene therapeutics will give Tego a key advantage as it implements its business plan.”

“Tego’s fullerene-based drug technology represents a potential breakthrough in the treatment of acute and chronic degenerative diseases throughout the body, since the company’s pharmaceutical candidates clearly block apoptotic cell death in both cell culture and animal models,” said Dr. Lebovitz. “Tego’s efforts to establish a premier product pipeline are greatly enhanced by our association with Arrowhead, which gives us ongoing financial stability, access to growth capital and a corporate track record in developing cutting-edge products and novel materials.”

Fullerenes are a highly structured, nanoscale form of carbon, similar to carbon nanotubes. Roughly one nanometer in diameter, the molecules are composed of 60 carbon atoms and have the symmetry of soccer balls. The spherical shape, hollow interior, and 60 carbon atoms of the molecule allow drug designers the opportunity to attach therapeutic and targeting chemical groups in many configurations.

Tego has a patent protected fullerene platform that forms the basis for several products. The company is initially focused on developing products to reduce oxidative damage caused by sun exposure, radiation therapy and chemotherapy, and mitigate complications associated with organ transplantation and tissue engineering. For other applications of derivatized fullerenes such as MRI imaging or central nervous system disorders, Tego plans to partner and license its intellectual property to third parties.

During the last decade, Dr. Lebovitz has managed global projects for a number of Fortune 100 technology companies including Royal Dutch Shell, Nextel, Cingular Wireless, Johnson & Johnson, Compaq Computer and JPMorganChase, as well as leading venture capital and investment banking firms. He has helped raise over $100 million for early and intermediate stage pharmaceutical and biomedical device companies. Prior to these business activities, Dr. Lebovitz worked for over fifteen years as a successful senior scientist and research physician. He earned his B.A. from the University of Michigan, and his M.D. and Ph.D. degrees from Washington University in

St. Louis. Russ served on the faculty of Baylor College of Medicine in Houston and The Fox Chase Cancer Center in Philadelphia.

About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) (NASDAQ:ARWR) is a publicly-traded nanotechnology company commercializing new technologies in the areas of life sciences, electronics, and energy. Arrowhead is building value for shareholders through the progress of majority owned subsidiaries founded on nanotechnologies originally developed at universities. The company works closely with universities to source early stage deals and to generate rights to intellectual property covering promising new nanotechnologies. Currently, Arrowhead has five subsidiaries commercializing nanotech products and applications, including anti-cancer drugs, RNAi therapeutics, fullerene anti-oxidants, carbon-based electronics and compound semiconductor materials.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our latest Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K, our Registration Statements on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Virginia E. Dadey

Arrowhead Research Corporation

212-541-3707

vdadey@arrowres.com